SOUTHWESTERN ELECTRIC POWER COMPANY      Exhibit 9
                           P.O. BOX 21106, SHREVEPORT, LA  71156    Page 1 of 3
TELEPHONE NUMBER (318) 222-2141

STATEMENT OF PARTICIPATION IN RAIL CAR MAINTENANCE FACILITY
AT ALLIANCE, NEBRASKA PER SWEPCO - PSO AGREEMENT

JUNE 1995 REVISED


A.  NUMBER OF RAIL CARS SERVICED

 SWEPCO    232       PSO    173

B.  AMOUNT OF EXPENDITURES:                       SHARED     SWEPCO      PSO

    COSTS ASSIGNED 100% TO SWEPCO:

1860.4001  Direct Material to SWEPCO Coal Cars             $122,169.83
1860.4018  Stores Salvage - SWEPCO                         ($56,235.58)
1860.4101  Direct Labor to SWEPCO Coal Cars                 $17,201.07
1860.4104  Direct Labor to Rework SWEPCO Material            $6,644.32
1860.4202  Ad Valorem Taxes - SWEPCO Coal Cars              $10,022.00
1860.4204  Ad Valorem Taxes - Facility - Direct - SWEPCO       $175.00
1860.4213  Employee Fringe Benefits - Direct Labor -
             SWEPCO                                          $4,988.32
1860.4230  Payroll Taxes (FICA & UC) - Direct Labor -
             SWEPCO                                          $1,909.76
1860.4238  Depreciation Expense - SWEPCO                    $10,604.00
1860.4263  Lease - Supplemental Expenses - SWEPCO                $0.00
1860.4270  Outside Maintenance of SWEPCO Coal Cars          $14,386.38
1860.4272  Switching Fees - SWEPCO                               $0.00
1860.4277  Repainting Coal Cars - SWEPCO                         $0.00

                 Total 100% SWEPCO Costs                   $131,865.10


    COSTS ASSIGNED 100% TO PSO:

1860.4002  Direct Material to PSO Coal Cars                         $111,983.84
1860.4015  Inventory Carrying Charges - PSO                           $2,854.51
1860.4019  Stores Salvage - PSO                                     ($44,007.10)
1860.4102  Direct Labor to PSO Coal Cars                             $10,751.63
1860.4103  Direct Labor to Rework PSO Material                        $5,052.44
1860.4205  Ad Valorem Taxes - Facility - Direct - PSO                   $103.00
1860.4214  Employee Fringe Benefits - Direct Labor - PSO              $3,306.09
1860.4231  Payroll Taxes (FICA & UC) - Direct Labor - PSO             $1,265.77
1860.4239  Depreciation Expense - PSO                                     $0.00
1860.4271  Outside Maintenance of PSO Coal Cars                       $7,433.46
1860.4273  Switching Fees - PSO                                           $0.00
1860.4278  Repainting Coal Cars - PSO                                     $0.00

                Total 100% PSO Costs                                 $98,743.64

                                                                     Exhibit 9
                                                                    Page 2 of 3


    COSTS TO BE SHARED (Ratio of Direct Labor):   SHARED     SWEPCO      PSO


1860.4010  Shop Material                          $833.46
1860.4011  Small Tools                            $274.67
1860.4012  Facility Maintenance - Material      $2,895.54
1860.4013  Sale of Scrap (Cr.)                    ($21.25)
1860.4016  Switch Engine Operation and
             Maintenance                        $6,382.94
1860.4017  Equipment Operation and Maintenance  $1,502.95
1860.4020  Stores Salvage - Joint                   $0.00
1860.4110  Supervision                          $9,201.65
1860.4111  Clerical                             $2,938.05
1860.4112  Training and Safety                  $2,847.32
1860.4113  General Shop Labor                  $18,436.72
1860.4114  Facility Maintenance - Labor        $13,989.65
1860.4116  Switch Engine Operation and
             Maintenance                        $9,762.82
1860.4201  Ad Valorem Taxes - Facility          $3,289.00
1860.4203  Taxes - Other                        $1,234.00
1860.4206  Data Processing Charges                $574.40
1860.4207  General Office Overhead              $1,647.52
1860.4210  Employee Activities                      $0.00
1860.4211  Employee Expenses                    $1,013.58
1860.4212  Employee Fringe Benefits            $12,167.20
1860.4215  Employee Sick Benefits                   $0.00
1860.4220  Injuries and Damages                     $0.00
1860.4221  Insurance - Liability and Property     $288.31
1860.4225  Maintenance of Facilities
             (Contracted)                       $2,680.38
1860.4226  Office Supplies and Expenses           $476.22
1860.4232  Payroll Taxes (FICA & UC) - Other    $4,658.12
1860.4233  Special Services                         $0.00
1860.4234  Utilities - Heat, Light, Power and
             Water                                  $7.50
1860.4235  Utilities - Telephone                  $434.39
1860.4236  Vehicle Expense                        $303.68
1860.4237  Depreciation Expense                     $0.00
1860.4250  Miscellaneous                            $0.00
1860.4262  Lease - Basic - All Except Coal
             Cars                              $32,962.01
1860.4264  Lease - Supplemental Expenses -
             Facility                               $0.00
               Total Costs Shared on Cost Ratio
                  (see computation below)-

         SWEPCO 60.14%  PSO    39.86    %     $130,780.83
                                                            $78,651.59
                                                                     $52,129.24


         Capital Recovery on Capital Expenditures not
          Covered Under Lease Agreement (Cost Ratio)                  $4,335.28


                     TOTAL COSTS FOR THE MONTH             $210,516.69
                                                                    $155,208.16

                                                                     Exhibit 9
                                                                    Page 3 of 3

C. COMPUTATION OF COST RATIO:



101, 104 Direct Labor SWEPCO $23,845.39   60.14 %   SWEPCO

102, 103 Direct Labor PSO    $15,804.07   39.86 %   PSO

         Total Direct Labor  $39,649.46  100.00 %